EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

FREDERICK, MD, November 12, 2021 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the third quarter and first nine months of 2021.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “In the third quarter, we continued to add premier customers, expanded our technology solutions among our existing base of customers, launched our SteraPak and broadened our sales channels with the addition of our Amazon store. We continued to see positive signs in the marketplace and grew third quarter revenue by 50% sequentially over second quarter 2021 results.

“We remain committed to allocating time and resources to several research and development projects as evidenced by the launch of the SteraPak and progress in the development our SteraMist Surface Select Plus and Transport Custom Engineered System (CES).

“In the third quarter, we increased our working capital through a registered direct offering which enables us to expand our internal sales team and broaden our marketing and advertising campaigns to raise brand awareness, and develop new products to meet customer demands and develop additional business opportunities. As we move toward the end of 2021, we are confident that Q4 will demonstrate sequential growth and we are encouraged by the outlook for 2022.”

Financial Results Highlights

•	Q3 2021 total net revenue was $2.2 million compared to $4.3 million in Q3 2020 and $1.5 million in Q2 2021.
•	Gross margin in Q3 2021 was 59.6% compared to 66.0% in Q3 2020 and 64% in Q2 2021. The lower gross profit is attributable to the product mix in sales.
•	Operating loss was ($0.5 million) in Q3 2021 compared to operating income of $1.1 million in Q3 of 2020 and an operating loss of ($1.2 million) in Q2 2021.

•	Net loss was ($0.5 million) or ($0.03) per basic and diluted share in Q3 2021, compared to net income of $1.0 million or $0.06 per basic share and $0.05 per diluted share in Q3 2020 and a loss of ($0.05) per basic and diluted share in Q2 2021.
•	EBITDA and Adjusted EBITDA was a loss of ($0.4 million) in Q3 2021 compared to EBITDA of $1.2 million in Q3 2020 and Adjusted EBITDA loss of ($0.7) in Q2 2021. A table reconciling EBITDA and adjusted EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

Balance sheet highlights as of September 30, 2021
•	Cash and cash equivalents were approximately $5.7 million compared to $5.2 million at December 31, 2020, an increase of $0.5 million.
•	Working capital was $12.9 million compared to $11.5 million at December 31, 2020.
•	Shareholders’ equity was $15.2 million compared to $13.2 million at December 31, 2020, an increase of $2.0 million.

Recent Business Highlights:

•	Revenue for the three months ended September 30, 2021 grew 50% sequentially to $2.2 million over Q2 2021.

•	Recognized net proceeds from registered direct offering of $4.6 million.

•	Launched our new Amazon storefront for TOMI’s new SteraPak and BIT solution.

•	Received a purchase order from a multinational top five pharmaceutical company. The order is comprised of TOMI’s SteraMist Environment system and validation service, for use at several of the Company’s locations.

•	Received an order which secured a project to install an iHP Custom Engineered System (CES) for a major pharmaceutical Company in Western Europe.

•	Expanded our product line with the production of SteraPak. The new tooling and molds will allow us to streamline production and reduce manufacturing lead times and costs for the SteraPak.

•	Expanded our SteraMist® BIT™ solution product line with the introduction of a ten (10) liter and five (5) gallon bottles.

Recent Progress with Scientific Studies and Industry Testing:

•	Obtained EPA registration for its 0.35% hydrogen peroxide BIT Solution, an all-in-one disinfectant for use across the entire food supply chain.

•	Passed the EN 17272 evaluation. The EN 17272 is the European standard for airborne room disinfection in the form of gas, steam and/or aerosol.

•	Pursuing acceptance of the 1% hydrogen peroxide BIT Solution with the EPA. Due to the pandemic, there have been significant delays by U.S. regulatory agencies in approving new submissions, including TOMI’s new 1% registration focusing on direct food and agricultural applications.

•	Finished gathering successful and critical data from our Shield Study, a multi-year study comparing SteraMist with manual cleaning. Preliminary results collected by the current hospitals in the study are showing a decrease in the transference of pathogens resulting in HAIs and Clostridium difficile infections in the rooms that used SteraMist® for their terminal clean, as compared to the rooms that have been manually cleaned. TOMI looks forward to announcing the full results as they are available to make public.

•	Partnered with the Department of Chemistry and Biochemistry of Texas Tech University to conduct a wide range of studies on spray pattern, deposition, and hydrogen peroxide content to compare our 1% label to other similar products on the market.

•	Partnered with USDA Agricultural Research Service for continued research on 1% solution. TOMI’s long term relationship with USDA ARS continues to achieve results. In March 2021, an article entitled “Hydrogen peroxide residue on tomato, apple, cantaloupe, and Romaine lettuce after treatments with cold plasma-activated hydrogen peroxide” was accepted for publication in the Journal of Food Microbiology and we are excepting another paper to be published by the end of the year.

•	TOMI continues to work with its German aircraft partner and Boeing in a third-party test required for the aviation industry. TOMI incurs no cost for this work as both testing partners are clients.

•	Engaged HYGCEN Germany GmbH to perform a quantitative test of germ carriers for airborne room disinfection and testing of the effectiveness of a method for disinfecting room air to meet the new EU norm (standard) EN 17272. Certification that Binary Ionization Technology meets the new standard will continue to position iHP as the premier decontamination/disinfection technology available on the market today.

•	Continued our work with the Virginia State University Agricultural Research Station and its partner, Arkema on a food safety pilot study based on novel, nonthermal, and environmentally friendly technology to control foodborne pathogens on industrial hemp seed as representative model foods. TOMI anticipates the pilot will be completed by the third quarter of 2021.

Conference Call Information

TOMI will hold a conference call to discuss third quarter 2021 results at 4:30 p.m. ET today, November 12, 2021.

To participate in the call by phone, dial (888) 506-0062 and entry code 745037 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011 and entry code 745037. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:

http://investor.tomimist.com/TOMZ/webcasts_and_events/2145

A replay of the teleconference will be available until November 26, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 43649. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; timing and process relating to research studies and testing; impact of COVID-19 pandemic on our business operation; and our ability to execute sale strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

Current Assets:	September 30, 2021 (Unaudited)	December 31, 2020
Cash and Cash Equivalents	$5,662,745	$5,198,842
Accounts Receivable - net	3,528,034	3,716,701
Other Receivables	114,848	198,951
Inventories	4,788,204	3,781,515
Vendor Deposits	426,818	388,712
Prepaid Expenses	319,704	421,305
Total Current Assets	14,840,352	13,706,027

Property and Equipment – net	1,299,060	1,298,103

Other Assets:
Intangible Assets – net	829,345	722,916
Operating Lease - Right of Use Asset	595,874	631,527
Capitalized Software Development Costs - net	20,951	52,377
Other Assets	486,623	358,935
Total Other Assets	1,932,793	1,765,755
Total Assets	$18,072,205	$16,769,885

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,126,221	$1,501,469
Accrued Expenses and Other Current Liabilities	655,341	501,849
Customer Deposits	80,059	118,880
Current Portion of Long-Term Operating Lease	89,059	81,223
Total Current Liabilities	1,950,680	2,203,421

Long-Term Liabilities:
Loan Payable	-	410,700
Long-Term Operating Lease, Net of Current Portion	885,252	953,190
Total Long-Term Liabilities	885,252	1,363,890
Total Liabilities	2,835,932	3,567,311

Commitments and Contingencies

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at September 30, 2021 and December 31, 2020	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at September 30, 2021 and December 31, 2020	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,680,955 and 16,761,513 shares issued and outstanding
at September 30, 2021 and December 31, 2020, respectively.	196,810	167,615
Additional Paid-In Capital	56,922,855	52,142,399
Accumulated Deficit	(41,884,030)	(39,108,078)
Total Shareholders’ Equity	15,236,273	13,202,574
Total Liabilities and Shareholders’ Equity	$18,072,205	$16,769,885

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2021	2020 (1)	2021	2020 (1)

Sales, net	$2,204,569	$4,291,588	$5,743,549	$21,373,503
Cost of Sales	890,273	1,455,568	2,252,133	8,484,580
Gross Profit	1,314,296	2,836,021	3,491,415	12,888,924

Operating Expenses:
Professional Fees	117,654	227,560	397,928	418,516
Depreciation and Amortization	69,805	177,279	225,666	521,486
Selling Expenses	465,304	212,624	1,275,137	980,096
Research and Development	93,274	44,862	494,645	245,443
Equity Compensation Expense	-	10,621	-	307,686
Consulting Fees	63,805	75,204	265,588	226,454
General and Administrative	991,090	991,543	4,022,650	2,776,846
Total Operating Expenses	1,800,933	1,739,693	6,681,614	5,476,527
Income (loss) from Operations	(486,637)	1,096,328	(3,190,199)	7,412,397

Other Income (Expense):
Gain Upon Debt Extinguishment	-	-	414,583	-
Interest Income	79	762	698	2,347
Interest Expense	-	(790)	(1,034)	(42,266)
Total Other Income (Expense)	79	(28)	414,247	(39,919)

Income (loss) before income taxes	(486,558)	1,096,300	(2,775,952)	7,372,478
Provision for Income Taxes	-	77,000	-	77,000
Net Income (loss)	$(486,558)	$1,019,300	$(2,775,952)	$7,295,478

Net income (loss) Per Common Share
Basic	$(0.03)	$0.06	$(0.17)	$0.44
Diluted	$(0.03)	$0.05	$(0.17)	$0.40

Basic Weighted Average Common Shares Outstanding	16,843,045	16,741,622	16,805,145	16,429,360
Diluted Weighted Average Common Shares Outstanding	16,843,045	18,593,255	16,805,145	18,280,993

(1) Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse split thereof, which was effected as of the close of business on September 10, 2020. Refer to Note 10—Equity for further information.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(486,558)	$1,019,300	$(2,775,952)	$7,295,478

Interest Income	(79)	(762)	(698)	(2,347)
Interest Expense	-	790	1,034	42,266
Depreciation and Amortization	69,805	177,279	225,666	521,486
Provision for Income Taxes	-	77,000	-	77,000
Other	-	-	-	-
EBITDA (Loss)	$(416,831)	$1,273,607	$(2,549,949)	$7,933,883

Equity Compensation Expense	-	10,621	-	307,686
Other	-	-	-	-
Adjusted EBITDA (Loss)	$(416,831)	$1,284,228	$(2,549,949)	$8,241,569

Net revenue	$2,204,569	$4,291,588	$5,743,549	$21,373,503
Adjusted EBITDA Margin	-19%	30%	-44%	39%

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

jnesbett@imsinvestorrelations.com